                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                        THE GENERAL CHEMICAL GROUP INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                        THE GENERAL CHEMICAL GROUP INC.
                                  Liberty Lane
                          Hampton, New Hampshire 03842

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 12, 2003

                            ------------------------

To Stockholders of The General Chemical Group Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The General Chemical Group Inc. (the "Company") will be held at the Company's headquarters at Liberty Lane, Hampton, New Hampshire on Monday, May 12, 2003 at 9:30 a.m., local time, for the following purposes:

          1. To elect six Directors of the Company, each for a one-year term;

          2. To ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the current fiscal year; and

          3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Holders of record of the Company's Common Stock and Class B Common Stock at the close of business on March 14, 2003 are entitled to notice of and to vote at the meeting or any adjournment thereof.

                                          By Order of the Board of Directors

                                          /s/ Todd M. DuChene

                                          TODD M. DUCHENE
                                          Secretary

Hampton, New Hampshire
May 2, 2003

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                        THE GENERAL CHEMICAL GROUP INC.
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                PROXY STATEMENT
                            ------------------------
                                                                     May 2, 2003

                 INFORMATION CONCERNING SOLICITATION AND VOTING

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of The General Chemical Group Inc., a Delaware corporation ("General Chemical Group" or the "Company"), for use at the Company's Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Company's headquarters, Liberty Lane, Hampton, New Hampshire, May 12, 2003 at 9:30 a.m., local time, and any adjournment thereof. This proxy statement and the related proxy card, together with the Company's Annual Report to Stockholders for the year ended December 31, 2002 were first mailed by the Company on or about May 2, 2003 to stockholders of record as of March 14, 2003.

     All proxies in the enclosed form that are properly executed and returned to the Company will be voted at the Annual Meeting or any adjournment thereof in accordance with the specifications thereon, or, if no specification is made, will be voted FOR approval of the proposal and FOR election of each of the nominees for director set forth in the Notice of Annual Meeting of Stockholders. A previously returned proxy may be revoked by any stockholder who attends the Annual Meeting and gives oral notice of his or her intention to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the Annual Meeting by delivering a written revocation or a duly executed proxy bearing a later date to the Secretary of the Company at Liberty Lane, Hampton, New Hampshire 03842.

     A proxy may confer discretionary authority to vote with respect to any matter presented at the Annual Meeting, except as set forth in the proxy and except for matters proposed by a stockholder who notifies the Company not later than the close of business on the tenth day following the day on which such stockholder's Notice of Annual Meeting of Stockholders was mailed by the Company. At the date hereof, management has no knowledge of any business that will be presented for consideration at the Annual Meeting and which would be required to be set forth in this proxy statement or the related proxy card other than the matters set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented at the Annual Meeting for consideration, it is intended that the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their best judgment on such matter.

     The expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by the Company. In addition to the use of the mail, proxies may be solicited by officers and directors and regular employees of the Company, without additional remuneration, by personal interview, telephone, facsimile or otherwise. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record on March 14, 2003 and will provide reimbursement for the cost of forwarding the material in accordance with customary charges.

               RECORD DATE, VOTING RIGHTS AND OUTSTANDING SHARES

     Holders of record of shares of Common Stock and Class B Common Stock of the Company at the close of business on March 14, 2003 are entitled to notice of and to vote at the Annual Meeting. Holders of Common Stock and Class B Common Stock vote together as a single class. Holders of Common Stock are entitled to one vote per share and holders of Class B Common Stock are entitled to ten votes per share, both with respect to matters properly presented at the Annual Meeting. A stockholder list will be available for examination by stockholders at the Annual Meeting and at the office of the Company at Liberty Lane, Hampton, New Hampshire 03842, during ordinary business hours during the ten-day period prior to the Annual Meeting for any purpose germane to the meeting.

     On March 14, 2003 there were 3,286,074 shares of Common Stock and 617,725 shares of Class B Common Stock issued and outstanding and entitled to vote at the Annual Meeting. The holders of a majority of the shares entitled to vote, present in person or represented by proxy at the Annual Meeting, will constitute a quorum for the transaction of business at the Annual Meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of March 14, 2003 certain information concerning each person believed to be a beneficial owner of more than 5% of Common Stock and Class B Common Stock and beneficial ownership by each nominee, director, named executive officer and all directors and officers as a group.

                                                                               SHARES OF   PERCENT OF
                                                                                CLASS B     CLASS B
                                         SHARES OF             PERCENT OF       COMMON       COMMON
NAME OF BENEFICIAL OWNER                COMMON STOCK         COMMON STOCK(1)   STOCK(2)      STOCK
------------------------                ------------         ---------------   ---------   ----------
Paul M. Montrone......................    2,015,075(3)(4)          51.6         617,725(4)   100.0
Paul M. Meister.......................       53,270(3)(5)             *              --         --
Gabelli Asset Management Inc. ........      358,726(6)(7)           9.2              --         --
Rubicon Value Ventures, L.P. .........      164,190(8)(9)           4.2              --         --
DeLyle W. Bloomquist..................       13,173(3)(10)            *              --         --
Philip E. Beekman.....................       18,235(3)(11)(12)          *            --         --
Gerald J. Lewis.......................        8,500(3)(11)(13)          *            --         --
Joseph M. Volpe.......................        6,500(3)(11)(14)          *            --         --
John M. Kehoe, Jr. ...................       21,017(3)(15)            *              --         --
David S. Graziosi.....................        2,000(3)(16)            *              --         --
Steven Shulman........................        6,562(3)(17)
All Directors and executive officers
  As a group (8 persons)..............    2,144,332(18)            53.6%        617,725      100.0

---------------

  *  Less than 1%

 (1) The percentage ownership of Common Stock has been calculated assuming the conversion of all outstanding shares of Class B Common Stock. Percentage figures are based on 3,903,799 shares outstanding as of March 14, 2003.

 (2) Holders of Class B Common Stock may convert each share of Class B Common Stock at any time and from time to time into one fully paid and non-assessable share of Common Stock.

 (3) The address for all directors and executive officers is c/o The General Chemical Group Inc., Liberty Lane, Hampton, NH 03842.

 (4) Amount shown includes 791,157 shares of Common Stock and 361,578 shares of Class B Common Stock held directly by Mr. Montrone; 5,310 shares of Common Stock held directly by Sandra G. Montrone, the wife of Mr. Montrone; 531 shares of Common Stock held by a family trust; 100,000 shares of Common Stock held by Sewall Associates Family, L.P., a limited partnership under which Mr. and Mrs. Montrone are general partners and Mr. Montrone and a grantor-retained annuity trust formed in January 2000 are the limited partners; 206,812 shares of Common Stock held by The Paul and Sandra Montrone 2001 Descendants' Trust; and 293,540 shares of Common Stock and 256,147 shares of Class B Common Stock held by PMM GCG Investment LLC of which Bayberry Trust is the sole member (Mrs. Montrone is the trustee of Bayberry Trust). The address for Mr. and Mrs. Montrone, Sewall Associates Family, L.P. and The

     Paul and Sandra Montrone 2001 Descendants' Trust is c/o The General Chemical Group Inc., Liberty Lane, Hampton, NH 03842.

     Does not include 17,700 shares of Common Stock held by a charitable foundation, of which Mr. Montrone is a director and Mrs. Montrone is a director and officer. By virtue of their positions with the charitable foundation, Mr. and Mrs. Montrone may be deemed to be beneficial owners of the shares of Common Stock held by the charitable foundation. Mr. and Mrs. Montrone disclaim any beneficial ownership of the 17,700 shares of Common Stock held by the charitable foundation.

     Pursuant to a registration rights agreement with General Chemical Group, Mr. Montrone and his family trusts may request, at any time prior to April 2004, the registration of their shares of Common Stock (including shares of Common Stock received upon the conversion of any Class B Common Stock) for sale under the Securities Act of 1933. The Company is required to accept up to three such requests for registration and, in addition, to include the shares of Mr. Montrone and his family trusts in a proposed registration of shares of Common Stock under the Securities Act in connection with the sale of shares of Common Stock by the Company or any other stockholder of the Company. The Company will be responsible for the expenses of any registration of shares of Mr. Montrone and his family trusts effected under the registration rights agreement, other than brokerage and underwriting commissions and taxes relating to the sale of the shares.

 (5) Amount shown includes 40,000 shares of Common Stock issuable upon the exercise of options within 60 days of March 14, 2003; 11,770 shares of Common Stock owned by Mr. Meister directly; an aggregate of 1,500 restricted units granted pursuant to the Company's Restricted Unit Plan (as defined below).

 (6) The address of Gabelli Asset Management Inc. ("Gabelli") is One Corporate Center, Rye, NY 10580-1435.

 (7) The information presented is based solely upon Amendment No. 4 to Schedule 13D filing made with the Securities and Exchange Commission ("SEC") by Gabelli on November 23, 2001. According to the Schedule 13D filing, Gabelli possesses sole voting power and sole dispositive power over 358,726 shares of Common Stock. The percentage ownership of Common Stock for Gabelli prior to the conversion of all outstanding shares of Class B Common Stock into Common Stock would be 11.2%.

 (8) The address of Rubicon Value Ventures, L.P. ("Rubicon Value") is 237 Park Avenue, Suite 800, New York, NY 10017.

 (9) The information presented is based solely on an Amendment No. 1 to Schedule 13G filing made with the SEC by Rubicon and its affiliate Rubicon Partners, L.P. ("Rubicon Partners" and, together with Rubicon Value, "Rubicon") on February 6, 2002. According to the Schedule 13G filing, Rubicon possesses sole voting and sole dispositive power over 164,190 shares of Common Stock. The percentage ownership of Common Stock for Rubicon prior to the conversion of all outstanding shares of Class B Common Stock into Common Stock would be 5.1%.

(10) Amount shown includes 6,173 Shares of Common Stock held by Mr. Bloomquist directly, and 7,000 shares of Common Stock issuable upon the exercise of options within 60 days of March 14, 2003.

(11) Amount shown includes 500 restricted units granted pursuant to the Company's Restricted Unit Plan for Non-Employee Directors. Pursuant to this plan, 25% of the restricted units and related Dividend Equivalents (as defined in the plan) vest for each year of service as a non-employee director. Except as otherwise provided in the plan, vested restricted units are payable when the grantee ceases to be a director of the Company.

(12) Amount shown includes 8,000 shares of Common Stock issuable upon the exercise of options within 60 days of March 14, 2003 and 9,735 shares of Common Stock held by Mr. Beekman directly.

(13) Amount shown includes 8,000 shares of Common Stock issuable upon the exercise of options within 60 days of March 14, 2003.

(14) Amount shown includes 6,000 shares of Common Stock issuable upon the exercise of options within 60 days of March 14, 2003.

(15) Amount shown includes 1,017 shares held directly by Mr. Kehoe and 20,000 shares of Common Stock issuable upon the exercise of options within 60 days of March 14, 2003.

(16) Amount shown includes 500 shares of Common Stock held by Mr. Graziosi directly and 1,500 shares of Common Stock issuable upon the exercise of options within 60 days of March 14, 2003.

(17) Amount shown includes 1,562 shares of Common Stock held by Mr. Shulman directly, 500 restricted units granted pursuant to the Company's Restricted Unit Plan which have vested and 4,500 shares of Common Stock issuable upon the exercise of options within 60 days of March 14, 2003.

(18) Amount shown includes 1,428,107 shares of Common Stock, 617,725 shares of Class B Stock, 2,000 restricted units granted pursuant to the Company's Restricted Unit Plan which have become vested, 1,500 restricted units granted pursuant to the Company's Restricted Unit Plan for Non-Employee Directors, which vest according to the schedule described in footnote 11 above, and 95,000 shares of Common Stock issuable upon the exercise of options within 60 days of March 14, 2003.

                             ELECTION OF DIRECTORS

     The Board of Directors of The General Chemical Group Inc. (the "Board") consists of Paul M. Montrone (Chairman), Paul M. Meister (Vice Chairman), Philip
E. Beekman, John M. Kehoe, Jr., Gerald J. Lewis and Joseph M. Volpe. Mr. Montrone has been a director of the Company since 1988. Messrs. Meister, Beekman and Lewis have been directors of the Company since 1996 and Messrs. Kehoe and Volpe have been directors of the Company since April 1999. Mr. Volpe has announced his retirement from the Board effective upon the election and qualification of his successor at the Annual Meeting.

     Upon recommendation of the Nominating and Corporate Governance Committee (as defined below), the Board has nominated for election as directors at the Annual Meeting Messrs. Paul M. Montrone, Paul M. Meister, Philip E. Beekman, John M. Kehoe, Jr. and Gerald J. Lewis, each of whom is currently a director whose term expires at the Annual Meeting. The Nominating and Corporate Governance Committee has also nominated Steven Shulman for election as a director at the Annual Meeting. If elected, the nominees will serve for a one-year term expiring in 2004. Management does not contemplate that the nominees will be unable to serve, but in that event, proxies solicited hereby will be voted for the election of such other person as may be recommended by the Board in place of such nominee.

     The affirmative vote of a plurality of the votes cast is required to elect the directors. Abstentions from voting on this proposal (and broker non-votes) will have no effect on the outcome of the vote. Mr. Montrone and the Montrone family trusts and entities, as described in note 4 to the table under "Security Ownership of Certain Beneficial Owners and Management," have indicated that they intend to vote for the nominees for election as directors. It is expected, therefore, that the nominees for director will be elected regardless of the vote by other stockholders.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES AS DIRECTORS.

     Information about the nominees for election as directors, including biographical and employment information, is set forth below.

NOMINEES FOR ELECTION AS DIRECTORS (ALL FOR A TERM EXPIRING IN 2004)

     Paul M. Montrone, 61, Chairman of the Board, has been a director of the Company since 1988 and was President of the Company from 1987 to 1994. Mr. Montrone has been Chairman of the Board and Chief Executive Officer of Fisher Scientific International Inc. ("Fisher") (healthcare laboratory products) since March 1998, Chief Executive Officer and a director of Fisher from prior to 1998 to March 1998. Mr. Montrone is also a director of GenTek Inc. (Chairman).

     Paul M. Meister, 50, Vice Chairman of the Board since 1998, has been a director of the Company since 1996. Mr. Meister has been Vice Chairman of the Board of Fisher since March 2001 and was Vice Chairman of the Board, Executive Vice President and Chief Financial Officer of Fisher from March 1998 to February 2001. From prior to 1998 to March 1998, Mr. Meister was Senior Vice President and Chief Financial Officer of Fisher. Mr. Meister is also a director of GenTek Inc. (Vice Chairman), Mineral Technologies Inc., M&F Worldwide Corp. and National Waterworks, Inc.

     Philip E. Beekman, 71, has been a director of the Company since 1996. Mr. Beekman has been President of Owl Hollow Enterprises (consulting and investment) since prior to 1998. Mr. Beekman is also a director of Linens 'n Things Inc., Kendle International Inc. and Panavision Inc.

     John M. Kehoe, Jr., 69, has been a director, President and Chief Executive Officer of the Company since April 1999. Mr. Kehoe served as President and Chief Executive Officer of Wheelabrator Technologies Inc. (energy and environmental services) since prior to 1998 to 1999.

     Gerald J. Lewis, 69, has been a director of the Company since 1996. Judge Lewis has been Chairman of Lawsuit Resolution Services since 1998. Judge Lewis is also a director of Invesco Mutual Funds.

     Steven Shulman, 62, since prior to 1998 has been an active investment banker through his wholly owned company, The Hampton Group. Mr. Shulman is also a director of Paragon Technologies, Inc.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, "Section 16 reporting persons"), to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of such equity securities of the Company. Section 16 reporting persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and on written representations that no other reports were required, during the fiscal year ended December 31, 2002, the
Section 16 reporting persons complied with all Section 16(a) filing requirements applicable to them.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

     The Board met four times during 2002. Each of the members of the Board attended all of the meetings of the Board and all the meetings of the Board Committees on which he served. The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee. During 2002, the Audit Committee and Compensation Committee met two times and the Nominating Committee (now known as the Nominating and Corporate Governance Committee) met one time.

     Audit Committee. The Audit Committee of the Board consists of Messrs. Beekman, Lewis and Volpe, with Judge Lewis serving as Chairman. Each member of the Audit Committee is independent and no member has any relationship with the Company that may interfere with the exercise of his independence from the Company and the Company's management.

     On March 5, 2003, the Board adopted a new charter for the Audit Committee (the "Audit Committee Charter"). The Audit Committee Charter contains the Audit Committee's mandate, membership requirements, and duties and obligations. The Audit Committee Charter complies with requirements established by the Sarbanes-Oxley Act. The Audit Committee will review the Audit Committee Charter annually and, if appropriate, recommend revisions to the Board. Under the Audit Committee Charter, the Audit Committee is responsible, among other tasks, for the appointment, compensation, retention and oversight of the independent auditors, reviewing with management and the independent auditors the Company's operating results and to resolve any disagreements between Management and the Auditors, establishing procedures to handle complaints regarding the Company or its accounting, considering the adequacy of the internal accounting and control procedures of the Company; authorizing in advance the audit and non-audit services to be performed by the independent auditors. The Audit Committee Charter is attached hereto as Annex I.

     Compensation Committee. The Compensation Committee of the Board consists of Messrs. Beekman, Lewis and Volpe, with Mr. Beekman serving as Chairman. On March 5, 2003 the Board adopted a new charter for the Compensation Committee (the "Compensation Committee Charter"). The Compensation Committee Charter contains the Compensation Committee's purpose, membership and duties and responsibilities of the Compensation Committee. The Compensation Committee will review the Compensation Committee Charter annually and, if appropriate, recommend revisions to the Board. Each member of the Compensation Committee is, or upon his election or appointment to the Committee will be, independent. The Compensation Committee is responsible for the review and recommendation of compensation arrangements for directors and officers, for the approval of such arrangements for other senior level employees, and for the administration of certain benefit and compensation plans of General Chemical Group and its subsidiaries.

     Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee consists of Messrs. Beekman, Lewis and Volpe, with Mr. Beekman serving as Chairman. On March 5, 2003 the Board adopted a new charter for the Nominating and Corporate Governance Committee (the "Nominating and Corporate Governance Committee Charter"). The Nominating and Corporate Governance Committee Charter contains the Nominating and Corporate Governance Committee's purpose, membership and duties and responsibilities of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will review the Nominating and Corporate Governance Committee Charter annually and, if appropriate, recommend revisions to the Board. Each member of the Nominating and Corporate Governance Committee is, or upon his election or appointment to the Nominating and Corporate Governance Committee will be, independent. The Nominating and Corporate Governance Committee is responsible for recommending the appropriate criteria for the selection of new directors, identifying and recommending candidates qualified and suitable to become members of the Board, overseeing the system of corporate governance, and developing and recommending corporate governance principles, which will be reviewed on an annual basis

     The Nomination Procedure requires that a stockholder give prior written notice, in proper form, of a planned nomination to the Secretary of the Company. The requirements as to the form and timing of that notice are specified in the By-Laws. The Company's By-Laws provide that any stockholder of record wishing to nominate candidates for election as directors must provide written notice of such proposal and appropriate supporting documentation, as set forth in the By-Laws, to the Company at its principal executive office, not less than 75 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting (the "Anniversary Date"), provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, a stockholder's notice shall be timely if delivered to, or mailed and received by, the Company at its principal executive office not later than the close of business on the later of (a) the 75th day prior to the scheduled date of such annual meeting or (b) the 15th day following the day on which public announcement of the date of such annual meeting is first made by the Company. If the inspectors of election determine that a person was not nominated in accordance with the Nomination Procedure, such person will not be eligible for election as a director. Stockholder recommendations may be sent to the Nominating Committee, c/o Secretary, The General Chemical Group Inc., Liberty Lane, Hampton, NH 03842.

                           REPORT OF AUDIT COMMITTEE

     During the past year, the Audit Committee has, among other activities, (i) reviewed and discussed with management the Company's audited annual financial statements for the fiscal year ended December 31, 2002 and interim quarterly results, (ii) discussed with Deloitte & Touche LLP, the Company's independent auditors, the matters required to be discussed by American Institute of Certified Public Accountants Auditing Standards Board Statements on Auditing Standards No. 61 ("Communications with Audit Committees"), and (iii) considered the independence of Deloitte & Touche LLP, by having discussions with representatives of Deloitte & Touche LLP and receiving a letter from them including disclosures required by the Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"). On the basis of the above, the Audit Committee has recommended to the Board that the Company's audited financial statements for the fiscal year ended December 31, 2002 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

                                          The Audit Committee
                                          of the Board of Directors

                                          Gerald J. Lewis, Chairman
                                          Philip E. Beekman
                                          Joseph M. Volpe

                           COMPENSATION OF DIRECTORS

     The non-employee directors of General Chemical Group are entitled to receive cash compensation and compensation pursuant to the plans described below.

     Cash Compensation. Non-employee directors of the Company (other than Messrs. Montrone and Meister) receive compensation of $40,000 per year, with no additional fees for attendance at Board or committee meetings. Pursuant to the Deferred Compensation Plan for Non-Employee Directors of The General Chemical Group Inc., any director entitled to compensation may elect, generally prior to the commencement of any calendar year, to have all or any portion of the director's compensation for such calendar year and for succeeding calendar years credited to a deferred compensation account. Amounts credited to the director's account will accrue interest based upon the average quoted rate for ten-year U.S. Treasury Notes. Deferred amounts will be paid in a lump sum or in installments at the director's discretion commencing on the first business day of the calendar year following the year in which the director ceases to serve on the Company's Board or of a later calendar year specified by such director.

     Retirement Plan for Non-Employee Directors. Pursuant to the Retirement Plan for Non-Employee Directors of The General Chemical Group Inc., any non-employee director who retires from the Board with at least five years of service as a director (other than Messrs. Montrone and Meister) is eligible for an annual retirement benefit for the remainder of such director's lifetime. The annual retirement benefit for a director who retires with five years of service is equal to 50% of the director fee in effect at the date of the director's retirement and for directors with more than five years of service the annual retirement benefit is increased by 10% of the director fee in effect at the date of such director's retirement for each additional year of service, up to 100% of such fee for 10 or more years of service as a director or for directors who retire after age 70 regardless of length of service.

     Restricted Unit Plan for Non-Employee Directors. Pursuant to the Restricted Unit Plan for Non-Employee Directors of The General Chemical Group Inc., each non-employee director of the Company (other than Messrs. Montrone and Meister), upon becoming a director of the Company, receives a one-time grant of 5,000 restricted units under the Restricted Unit Plan for Non-Employee Directors evidencing a right to receive shares of Common Stock, subject to certain restrictions. The Company will maintain a memorandum account for each director who received the grant of restricted units and credit to such account the amount of any cash dividends and shares of stock of any subsidiary distributed on the shares of Common Stock ("Dividend Equivalents") underlying such director's restricted units from the date of grant until the payment date described below. No shares of Common Stock will be issued at the time restricted units are granted, and the Company will not be required to set aside a fund for any such grant or for amounts credited to the memorandum account. Pursuant to the terms of the plan neither the restricted units nor the memorandum account may be sold, assigned, pledged or otherwise disposed of. Twenty-five percent of the restricted units and the related Dividend Equivalents will vest for each year of service as a director of the Company. Vested restricted units and the related Dividend Equivalents will not be payable until the director ceases to be a member of the Company's Board. At that time, the director will receive one share of Common Stock for each vested restricted unit, provided that a director may elect, prior to the date on which restricted units vest, to have payment deferred to a later date. Any restricted units and related Dividend Equivalents that have not vested at the time the director ceases to be a director of the Company will be cancelled unless service has terminated because of death or disability, in which event all such restricted units and related Dividend Equivalents will vest immediately. When payment of restricted units is made, eligible non-employee directors will also receive cash and securities equal to the related Dividend Equivalents, together with interest on the cash based upon the average quoted rate for ten-year U.S. Treasury Notes. In the event of a stock dividend, stock split, recapitalization, merger, liquidation or similar event, the Board, in its sole discretion, may make equitable adjustments in outstanding awards and the number of shares of Common Stock reserved for issuance under the plan.

COMPENSATION OF EXECUTIVE OFFICERS AND KEY EMPLOYEES

                         I.  SUMMARY COMPENSATION TABLE

     The following table summarizes the compensation paid to the President and Chief Executive Officer and each of the Company's two other executive officers or key employees (the "Named Executives") for services in all capacities to General Chemical Group and its subsidiaries during or with respect to 2000, 2001 and 2002. The Company did not have any other executive officers or key employees.

                                                                  LONG TERM
                                                 ANNUAL          COMPENSATION
                                              COMPENSATION          AWARDS
                                           ------------------    ------------
                                                                  SECURITIES
NAME AND PRINCIPAL                         SALARY      BONUS      UNDERLYING         ALL OTHER
POSITION                           YEAR      ($)        ($)       OPTIONS(#)     COMPENSATION($)(1)
------------------                 ----    -------    -------    ------------    ------------------
John M. Kehoe, Jr. ..............  2002    187,500    125,000            0                  0
  President and                    2001    187,500    150,000            0                  0
  Chief Executive Officer          2000    187,500    125,000       20,000                  0

DeLyle W. Bloomquist.............  2002    255,000    155,000            0              5,500
  Vice President and               2001    240,000    200,000            0              5,500
  Chief Operating Officer          2000    225,000    125,000        2,000             23,000

David S. Graziosi(2).............  2002    180,000    120,000            0              5,500
  Vice President and               2001    160,000    140,000            0              5,000
  Chief Financial Officer          2000    120,000     80,000        1,500              4,000

---------------

(1) Amounts listed in this column reflect the Company's contributions to the Company's Savings and Profit Sharing Plan and Supplemental Savings Plan.

(2) Mr. Graziosi joined the Company in March 2000.

                     II.  OPTION GRANTS IN LAST FISCAL YEAR

     There were no stock option grants to the Named Executives during 2002.

             III.  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table includes information for each Named Executive with regard to the aggregate number of stock options held on December 31, 2002. No stock options were exercised by the Named Executives in 2002.

                                                        NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED             IN-THE-MONEY
                           SHARES                      OPTIONS AT 12/31/02(#)       OPTIONS AT 12/31/02($)(1)
                         ACQUIRED ON      VALUE      ---------------------------   ---------------------------
                          EXERCISE     REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                         -----------   -----------   -----------   -------------   -----------   -------------
John M. Kehoe, Jr. ....      --            --          12,000          8,000            0              0
DeLyle W. Bloomquist...      --            --           5,200          1,800            0              0
David S. Graziosi......      --            --             900            600            0              0

---------------

(1) The exercise price of all options granted to the Named Executives exceeded the fair market value of the underlying securities on December 31, 2002. The closing price of General Chemical Group securities on December 31, 2002 was $0.62 per share.

        IV.  LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR(1)

                                                                                ESTIMATED FUTURE PAYOUTS UNDER
                               NUMBER OF              PERFORMANCE OR              NON-STOCK PRICE-BASED PLANS
                            SHARES, UNITS OR        OTHER PERIOD UNTIL        -----------------------------------
                              OTHER RIGHTS            MATURATION OR           THRESHOLD(3)   TARGET    MAXIMUM(4)
           NAME                   (#)                   PAYOUT(2)                 ($)          ($)        ($)
           (A)                    (B)                      (C)                    (D)          (E)        (F)
           ----             ----------------   ----------------------------   ------------   -------   ----------
John M. Kehoe, Jr.........       30,000           paid on March 26, 2003           --        135,640         --
                                 20,000        on or prior to March 1, 2004         0         90,418     90,418
                                 10,000        on or prior to March 1, 2005         0         45,222     45,222
DeLyle W. Bloomquist......       20,000           paid on March 26, 2003           --         90,427         --
                                 13,333        on or prior to March 1, 2004         0         60,278     60,278
                                  6,667        on or prior to March 1, 2005         0         30,148     30,148
David S. Graziosi.........       20,000           paid on March 26, 2003           --         90,427         --
                                 13,333        on or prior to March 1, 2004         0         60,278     60,278
                                  6,667        on or prior to March 1, 2005         0         30,148     30,148

---------------

(1) Mr. Kehoe, Mr. Bloomquist and Mr. Graziosi each received awards under the General Chemical Group Inc. Long Term Incentive Program under which a dividend award pool is set up each calendar year. An amount equal to 20% of the change in the Company's operating profit or loss determined in accordance with GAAP with certain adjustments is credited to the dividend award pool. On an award payment date, a participant receives an amount equal to the product derived by multiplying (i) the total amount payable from the dividend award pool by (ii) a fraction in which the numerator equals the number of units granted to the participant and the denominator equals active units for the subject dividend award pool. If there are multiple pool payouts to a participant, positive dividend award pool payments are reduced by negative dividend award pool payments, if any. A participant becomes 100% vested in awards at the end of each subject calendar year. However, such awards can be forfeited if the participant is terminated for cause or the participant voluntarily terminates employment.

(2) Immediate payment is made where a participant is terminated by reason of retirement at or after age 62, disability or death.

(3) Amount may be reduced to zero since on a dividend award payment date, positive dividend awards are reduced by negative dividend award pool payments, if any, for the same participant.

(4) If any pool participants are terminated for cause or voluntarily terminate employment, the payout amounts increase for the remaining participants in the pool.

PENSION PLANS

     The General Chemical Industrial Products Inc. Salaried Employee's Pension Plan (the "Pension Plan") is a defined benefit plan that generally benefits full-time, salaried employees. A participating employee's annual retirement benefit is determined by the employee's credited service under the Pension Plan and average annual earnings during the five years of the final ten years of service credited under the Pension Plan for which such employee's earnings were highest. Annual earnings include principally salary, overtime and short-term incentive compensation. The Pension Plan provides that a participating employee's right to receive benefits under the Pension Plan becomes fully vested after five years of service. Under the Pension Plan, benefits are adjusted by a portion of the social security benefits received by participants. Under this formula, the average recognized compensation under the Pension Plan for each of the Named Executives as of December 31, 2002 was: Mr. Kehoe, $335,000 Mr. Bloomquist, $381,000 and Mr. Graziosi, $289,000.

     In addition, the Named Executives participate in an unfunded nonqualified excess benefit plan which pays benefits which would otherwise accrue in accordance with the provisions of the Pension Plan, but which are not payable under the Pension Plan by reason of certain benefit limitations imposed by the Internal Revenue Code of 1986, as amended (the "Code").

     The table below indicates the estimated maximum annual retirement benefit a hypothetical participant would be entitled to receive under the Pension Plan and the excess benefit plan (without regard to benefit limitations imposed by the Code) before any deduction for social security benefits if the retirement occurred December 31,

2002, at the age of 65, after the indicated number of years of credited service and if average annual earnings equaled the amounts indicated.

  AVERAGE                            YEARS OF CREDITED SERVICE(2)
  ANNUAL      --------------------------------------------------------------------------
EARNINGS(1)   5 YEARS    10 YEARS   15 YEARS   20 YEARS   25 YEARS   30 YEARS   35 YEARS
-----------   --------   --------   --------   --------   --------   --------   --------
$  200,000    $ 20,000   $ 40,000   $ 60,000   $ 80,000   $100,000   $100,000   $105,000
   250,000      25,000     50,000     75,000    100,000    125,000    125,000    131,250
   300,000      30,000     60,000     90,000    120,000    150,000    150,000    157,500
   400,000      40,000     80,000    120,000    160,000    200,000    200,000    210,000
   500,000      50,000    100,000    150,000    200,000    250,000    250,000    262,500
   600,000      60,000    120,000    180,000    240,000    300,000    300,000    315,000
   700,000      70,000    140,000    210,000    280,000    350,000    350,000    367,500
   800,000      80,000    160,000    240,000    320,000    400,000    400,000    420,000
   900,000      90,000    180,000    270,000    360,000    450,000    450,000    472,500
 1,000,000     100,000    200,000    300,000    400,000    500,000    500,000    525,000

---------------

(1) Compensation qualifying as annual earnings under the Pension Plan approximates the amounts set forth as Salary and Bonus in the Summary Compensation table for the individuals listed on such table.

(2) The number of years of credited service under the Pension Plan for Messrs. Kehoe, Bloomquist and Graziosi is approximately 4, 15, and 4, respectively.

CHANGE OF CONTROL AGREEMENTS

     The Company has recently entered into an agreement with Mr. Kehoe to provide severance and benefits protection following the occurrence of a "Change-in-Control." Upon a Change-in-Control, any and all dividends, awards, stock options, restricted units, and supplemental executive savings or pension amounts accrued under the Company's benefit plans will be deemed to have fully vested and will be paid pursuant to the terms of the respective plans, and all stock options will become fully exercisable.

     At any time within two years following a Change-in-Control, if the Company terminates the employment of Mr. Kehoe, other than for cause, he is entitled to the following benefits: (i) payment of $25,000 per month for twenty four months following such termination, (ii) continued medical and other benefits, except long-term disability benefits, for this period, and (iii) a period of sixty days following such termination in which to exercise stock options. Mr. Kehoe is also entitled to terminate his employment at any time within two years following a Change-in-Control and collect these benefits if, during such two year period, the Company fails to employ him in a similar position having similar duties, with comparable compensation and benefits, or Mr. Kehoe is required to relocate. Mr. Kehoe is subject to non-competition and non-solicitation provisions while employed and while receiving severance payments.

     A "Change-in-Control" will generally mean any of the following events: (i) existing shareholders fail to own at least 50% aggregate voting power of the company and General Chemical Industrial Products following a corporate transaction; (ii) a person becomes the beneficial owner of more than 35% of the total voting power of these companies, existing shareholders hold lesser percentage, and existing shareholders do not have the ability to elect a majority of the Board; (iii) for two consecutive years, currently existing directors and their ratified replacements do not constitute a majority of the Board; and (iv) assets valued at more than 50% of the assets of General Chemical Industrial Products are sold.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Company's compensation program is administered by the Compensation Committee of the Board (the "Committee") which has responsibility for reviewing all aspects of compensation paid by the Company to its executive officers. The Committee's primary objectives with respect to executive compensation are to attract and retain the best possible executive talent, incentivize these executives to achieve General Chemical Group's business objectives, and strengthen the link between management and shareholder interests. To achieve these objectives, the Committee expects to retain those compensation plans that tie a substantial portion of an executive's overall compensation to General Chemical Group's performance.

     The principal elements of General Chemical Group's executive compensation program consist of base salaries and incentive variable compensation in the form of annual bonus, stock options and other long-term compensation awards. The policies of the Compensation Committee with respect to the base salary and incentive compensation awarded to the Company's senior executives, including Mr. Kehoe, the Company's President and Chief Executive Officer, are discussed below.

     Base Salaries. The initial base salaries for executive officers are determined by the Compensation Committee based on its evaluation of the responsibilities of the position held by the executive, as well as the executive's business experience, past performance and anticipated contributions to the Company's future success.

     Salary adjustments are based on a periodic evaluation of the performance of the Company and of each executive officer. The Compensation Committee will take into consideration in the case of each executive officer the scope of his or her responsibilities, time commitments, financial results, product quality improvements, regulatory compliance, new business development and any other applicable factors.

     Annual Incentive Compensation. Pursuant to the terms of General Chemical Group's Performance Plan, annual cash incentive awards are payable to the extent that annual Company and individual business performance objectives specified by the Committee are attained. Company and individual performance objectives may be based on Company-wide or operating unit performance in the following areas: earnings per share, revenues, operating cash flow, operating earnings, working capital to sales ratio and return on capital, the level of individual contribution to the success of the Company, and compensation opportunities under other General Chemical Group incentive plans. Based on the performance of the Company in 2002, Mr. Kehoe was awarded a bonus of $125,000 for 2002.

     Long-Term Incentive Compensation. The Committee expects to endeavor to foster an ownership culture that encourages superior performance by General Chemical Group's executive officers and employees through the use of stock-based compensation plans designed to increase stock ownership throughout the Company. However, during 2002, the Committee did not award options to purchase shares to employees or executive officers. The Committee in its discretion will determine subsequent awards. In addition, the Compensation Committee adopted the Long Term Incentive Program ("LTIP") in December 2001. The purpose of the LTIP is to provide financial incentives to selected key employees by giving them an interest in the profit improvement of the Company. Based on the Company's profit improvement for 2002, Mr. Kehoe was awarded a payment of $135,640 pursuant to the LTIP.

     Compliance with Section 162(m). The Compensation Committee believes that, unless circumstances warrant an exception, General Chemical Group should only pay compensation to its executive officers in excess of $1 million if such excess amount is performance-based compensation exempt from the limit on deductibility of such compensation under Section 162(m) of the Code.

                                          The Compensation Committee
                                          of the Board of Directors

                                          Philip E. Beekman, Chairman
                                          Gerald J. Lewis
                                          Joseph Volpe

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the Compensation Committee of the Board was at any time during fiscal 2002 an officer or employee of the Company or any of our subsidiaries. None of our executive officers served as a member of a compensation committee or as a director of any entity of which any of our directors served as an executive officer.

                             PERFORMANCE COMPARISON

     The following graph illustrates the return that would have been realized (assuming reinvestment of dividends) by an investor who invested $100 on December 31, 1997 in each of (1) The General Chemical Group Inc. Common Stock,
(2) the Standard & Poor's 500 Composite Index and (3) the Standard & Poor's MidCap Chemicals Index. Standard & Poor's restructured certain of its indices during 2002 and, as a result, the Standard & Poor's Chemical Composite Index and the Standard & Poor's Small Cap Chemicals Index are no longer available for comparison.

                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
    THE GENERAL CHEMICAL GROUP INC. COMMON STOCK, THE STANDARD & POOR'S 500
        COMPOSITE INDEX AND THE STANDARD & POOR'S MIDCAP CHEMICALS INDEX

                                    [GRAPH]

                   ASSUMES $100 INVESTED ON DECEMBER 31, 1997
                          ASSUMES DIVIDENDS REINVESTED

                                            12/31/97    12/31/98    12/31/99    12/31/00    12/31/01    12/31/02
                                            --------    --------    --------    --------    --------    --------
General Chemical Group (GCG)..............   100.00       52.39       36.66       14.86        5.31        0.98
S&P 500 Composite Index...................   100.00      128.58      155.63      141.46      124.66       97.12
S&P MidCap Chemicals Index................   100.00       76.99       67.08       70.38       80.42       73.33

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

     The Company is party to a management agreement with Latona Associates Inc. ("Latona Associates"). Latona Associates is a management advisory company that, since 1995, has provided the Company with strategic management, business and financial advisory services, including guidance and advice relating to financings, security offerings, recapitalization, restructurings, acquisitions and tax and employee benefit matters. Paul M. Montrone, the controlling stockholder and Chairman of the Board of the Company, controls Latona Associates.

The Company's fee for 2002 was $1.7 million. These annual fees are payable quarterly in advance and are adjusted annually for increases in the U.S. Department of Labor, Bureau of Labor Statistics, Consumer Price Index. In addition, if the Company requests that Latona Associates provide advisory services in connection with any acquisition, business combination or other strategic transaction, the Company will pay Latona Associates additional fees, comparable to those received by investment banking firms for similar services (subject to the approval of a majority of the independent directors).

     While there can be no assurance that the amount of fees paid by the Company to Latona Associates for services does not exceed the amount that the Company would have to pay to obtain similar services from unaffiliated third parties, the Company believes that the employees of Latona Associates have extensive knowledge concerning its business which would be impractical for a third party to obtain. As a result, the Company has not compared the fees payable to Latona Associates with fees that might be charged by third parties for similar services.

     The Company's agreement with Latona Associates extends through 2004. The agreement may be terminated by the Company or Latona Associates if the other party ceases, or threatens to cease, to carry on its business, or commits a material breach of the agreement which is not remedied within 30 days of notice of such breach. The Company may terminate the agreement if Mr. Montrone ceases to hold, directly or indirectly, shares of the Company's capital stock constituting at least 20% of the aggregate voting power of the Company's capital stock.

     During 2002, the Company sold to GenTek Inc., a company controlled by Paul
M. Montrone ("GenTek"), $2.8 million of soda ash and calcium chloride at market rates. In addition, GenTek provides the Company with management information services and subleases to the Company office space in Parsippany, New Jersey. The Company paid GenTek $1.4 million in 2002 for these services.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Upon recommendation of the Audit Committee of the Board, the Board has appointed Deloitte & Touche LLP as the Company's independent auditors for the 2003 fiscal year and hereby recommends that the stockholders ratify such appointment.

AUDIT FEES

     Aggregate fees billed to the Company for the fiscal years ended December 31, 2002 and 2001 by the Company's principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively "Deloitte & Touche"), which includes Deloitte Consulting (Deloitte Consulting has not provided any services for the Company during the past year):

                                                                2002         2001
                                                              --------     --------
Audit Fees (a)..............................................  $373,400     $418,200
Audit-Related Fees (b)......................................    87,500       98,500
                                                              --------     --------
          TOTAL AUDIT AND AUDIT-RELATED FEES................   460,900      516,700
Tax Fees (c)................................................    90,600      202,700
Financial Information Systems Design and Implementation
  Fees......................................................         0            0
All Other Fees..............................................         0            0
                                                              --------     --------
          TOTAL FEES........................................  $551,500     $719,400

(a) Includes fees for statutory audits, attest services, consents, and assistance with and review of documents filed with the SEC.

(b) Includes fees for employee benefit plan audits, accounting consultations, and due diligence services related to acquisitions and internal control reviews.

(c)  Includes fees for tax consultation and compliance services.

     In accordance with the Audit Committee Charter, the Audit Committee has the responsibility and authority to approve in advance all audit and non-audit services to be provided to the Company. The Audit Committee has established procedures for this pre-approval process and for the approval of any compensation payable by the Company for any approved audit or non-audit services. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independent auditors' independence.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS.

     Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire, and to respond to appropriate questions from stockholders.

                SUBMISSION OF PROPOSALS FOR 2004 ANNUAL MEETING

     Stockholders may submit proposals on matters appropriate for stockholder action at the Company's annual meetings, consistent with regulations adopted by the SEC and the By-Laws of the Company. Proposals to be considered for inclusion in the proxy statement for the 2004 Annual Meeting of Stockholders must be received by the Company at its principal executive offices not later than January 2, 2004. Proposals to be timely submitted for stockholder action at the Company's 2004 Annual Meeting must be received by the Company at its principal executive offices not less than 30 days nor more than 60 days prior to the 2004 Annual Meeting. Proposals should be directed to the attention of the Secretary, The General Chemical Group Inc., Liberty Lane, Hampton, New Hampshire 03842.

                                 ANNUAL REPORT

     The Annual Report to Stockholders of the Company for the year ended December 31, 2002 and this proxy statement are being mailed together to all stockholders of the Company of record on March 14, 2003, the record date for voting at the Annual Meeting.

                                          By Order of the Board of Directors,

                                          Todd M. Duchene
                                          Secretary
May 2, 2003

     THE COMPANY'S 2002 ANNUAL REPORT ON FORM 10-K, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE WITHOUT CHARGE BY WRITTEN REQUEST FROM THE OFFICE OF THE SECRETARY, THE GENERAL CHEMICAL GROUP INC., LIBERTY LANE, HAMPTON, NEW HAMPSHIRE 03842.

     Additional information about the Company can be found at the Company's internet sites: http://www.genchem.com and http://www.gogenchem.com

                                    ANNEX I
                          GENERAL CHEMICAL GROUP INC.
                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                    CHARTER

     This Charter sets forth, among other things, the purpose, membership and duties and responsibilities of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of The General Chemical Group (the "Corporation").

1.  PURPOSE

     The purposes of the Committee are (a) to assist the Board in overseeing (i) the quality and integrity of the Corporation's financial statements, (ii) the qualifications and independence of the Corporation's independent auditor, (iii) the performance of the Corporation's internal audit function and independent auditor, and (iv) the Corporation's compliance with legal and regulatory requirements; and (b) to prepare the report of the Committee required to be included in the Corporation's annual proxy statement under the rules of the U.S. Securities and Exchange Commission (the "SEC").

2.  MEMBERSHIP

     The Committee shall consist of at least three members or such other number required under applicable laws, rules and regulations applicable to the Corporation. The members of the Committee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee of the Board, which shall recommend for Committee membership such directors as it believes are qualified. Members of the Committee shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

     Each member of the Committee shall satisfy the independence requirements relating to directors and audit committee members (a) of the New York Stock Exchange and (b) under Section 10A(m) of the Securities Exchange Act of 1934 (the "Exchange Act") and any related rules and exemptions promulgated thereunder by the SEC; provided, however, that the Corporation may take advantage of any transitional or phase-in rules applicable to these requirements, rules and regulations.

     No director may serve as a member of the Committee if such director serves on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee.

     Each member of the Committee shall be financially literate, as such qualification is interpreted by the Board in its business judgment, or must become financially literate within a reasonable period of time after appointment to the Committee. At least one member of the Committee shall have accounting or related financial management expertise, as such qualification is interpreted by the Board in its business judgment.

3.  STRUCTURE AND OPERATIONS

     The Board shall designate one member of the Committee as its chairperson. The affirmative vote of a majority of the members of the Committee participating in any meeting of the Committee is necessary for the adoption of any resolution. The Committee may create one or more subcommittees and may delegate, in its discretion, all or a portion of its duties and responsibilities to such subcommittee. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals of audit and non-audit services pursuant to Section 10A(i)(3) of the Exchange Act and any related rules promulgated thereunder by the SEC, which pre-approvals shall be presented to the full Committee at the next scheduled meeting.

     The Committee shall have a regularly scheduled meeting at least once every fiscal quarter, at such times and places as shall be determined by the Committee chairperson, and may have such additional meetings as the Committee chairperson or a majority of the Committee's members deem necessary or desirable. The Committee may request (a) any officer or employee of the Corporation, (b) the Corporation's outside counsel or (c) the

Corporation's independent auditor to attend any meeting (or portions thereof) of the Committee, or to meet with any members of or consultants to the Committee, and to provide such information as the Committee deems necessary or desirable.

     The Committee shall meet separately, periodically, with management, with the Corporation's internal auditors (or other personnel responsible for the Corporation's internal audit function) and with the independent auditor.

     Members of the Committee may participate in a meeting of the Committee by means of conference call or similar communications arrangements by means of which all persons participating in the meeting can hear each other.

4.  DUTIES AND RESPONSIBILITIES

     The Committee's duties and responsibilities shall include each of the items enumerated in this Section 4 and such other matters as may from time to time be delegated to the Committee by the Board.

     In fulfilling its duties and responsibilities hereunder the Committee will be entitled to reasonably rely on and shall expect (a) the integrity of those persons within the Corporation and of the professionals and experts (such as the independent accountants) from which it receives information, (b) the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts, and (c) representations made by management of the independent accountants as to any new audit services provided by the independent accountants to the Corporation.

 REPORTS TO BOARD; REVIEW OF COMMITTEE PERFORMANCE AND CHARTER

     (a) The Committee shall report regularly to the Board and review with the Board any issues that arise with respect to:

        (i)  the quality or integrity of the Corporation's financial statements;

        (ii) the performance and independence of the Corporation's independent auditor;

        (iii) the performance of the Corporation's internal audit function; and

        (iv) the Corporation's compliance with legal and regulatory requirements.

     (b) The Committee shall undertake and review with the Board an annual performance evaluation of the Committee, which shall compare the performance of the Committee with the requirements of this Charter and set forth the goals and objectives of the Committee for the upcoming year. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.

     (c) The Committee shall review and re-assess annually the adequacy of this Charter and recommend any proposed changes to the Board for approval.

  THE CORPORATION'S RELATIONSHIP WITH THE INDEPENDENT AUDITOR

     (d) The Committee shall have the sole and direct responsibility and authority for the appointment and termination (subject, if applicable, to shareholder ratification), compensation, evaluation and oversight of the work of each independent auditor employed by the Corporation for the purpose of preparing or issuing an audit report or related work, and each such independent auditor shall report directly to the Committee. The Committee shall be responsible for resolving disagreements between management and each such independent auditor regarding financial reporting. The Committee shall have the responsibility and authority to approve, in advance of the provision thereof pursuant to rules and procedures the Committee may lawfully establish or otherwise, all audit services and, subject to Section 10A(i) of the Exchange Act and rules promulgated thereunder, all non-audit services to be provided to the Corporation by any such independent auditor. The Committee shall have the sole authority to approve any compensation payable by the Corporation for any approved audit or non-audit services to any such independent auditor, including the fees, terms and conditions for the performance of such services.

     (e) The Committee shall, at least annually:

        (i) obtain a written report by the independent auditor describing, to the extent permitted under applicable auditing standards:

           (A) the independent auditor's internal quality-control procedures;

           (B) any material issues raised by the most recent quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues; and

           (C) all relationships between the independent auditor and the Corporation; and

        (ii) review the foregoing report and the independent auditor's work throughout the year and evaluate the independent auditor's qualifications, performance and independence, including a review and evaluation of the lead partner on the independent auditor's engagement with the Corporation, and present its conclusions to the Board and, if so determined by the Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the independent auditor.

     (f) The Committee shall, at least annually, discuss with the independent auditor, out of the presence of management if deemed appropriate:

        (i) the matters required to be discussed by Statement on Auditing Standards 61, as it may be modified or supplemented, relating to the conduct of the audit;

        (ii) the audit process, including, without limitation, any problems or difficulties encountered in the course of the performance of the audit, including any restrictions on the independent auditor's activities or access to requested information imposed by management, and management's response thereto, and any significant disagreements with management; and

        (iii) the Corporation's internal controls and the responsibilities, budget and staffing of the Corporation's internal audit function, including any "management" or "internal control" letter issued or proposed to be issued by such auditor to the Corporation.

     (g) The Committee shall establish policies for the Corporation's hiring of employees or former employees of the independent auditor.

     (h) The Committee shall review, and discuss as appropriate with management, the internal auditors and the independent auditor, the report of the independent auditor required by Section 10A(k) of the Exchange Act.

  FINANCIAL REPORTING AND DISCLOSURE MATTERS

     (i) The Committee shall review and discuss with management and the independent auditor:

        (i) prior to the annual audit, the scope, planning and staffing of the annual audit;

        (ii) the Corporation's annual audited financial statements and quarterly financial statements, including the Corporation's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the results of the independent auditor's reviews of the quarterly financial statements;

        (iii) significant issues regarding accounting and auditing principles and practices and financial statement presentations, including all critical accounting policies and estimates, any significant changes in the Corporation's selection or application of accounting principles and any significant issues as to the adequacy of the Corporation's internal controls and any special audit steps adopted in light of material control deficiencies;

        (iv) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

        (v) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements;

        (vi) any significant changes to the Corporation's auditing and accounting principles and practices suggested by the independent auditor, internal audit personnel or management; and

        (vii) management's internal control report prepared in accordance with rules promulgated by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act.

     (j) The Committee shall recommend to the Board whether the annual audited financial statements should be included in the Corporation's Form 10-K.

     (k) The Committee shall review and discuss with management the Corporation's practices regarding earnings press releases and the provision of financial information and earnings guidance by management to analysts and ratings agencies.

     (l) The Committee shall periodically review and discuss with management the Corporation's guidelines and policies with respect to the process by which the Corporation undertakes risk assessment and risk management, including discussion of the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures.

     (m) The Committee shall review and discuss with the CEO and CFO the procedures undertaken in connection with the CEO and CFO certifications for Form 10-Ks and Form 10-Qs, including their evaluation of the Corporation's disclosure controls and procedures and internal controls.

     (n) The Committee shall annually obtain from the independent auditor assurance that the audit was conducted in a manner consistent with Section 10A of the Exchange Act.

  INTERNAL AUDIT, COMPLIANCE MATTERS AND OTHER

     (o) The Committee shall review the appointment and termination of senior internal audit personnel, and review all significant reports to management prepared by internal audit personnel, and management's responses.

     (p) The Committee shall establish and maintain procedures for:

        (i) the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters; and

        (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

     (q) The Committee shall review with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Corporation's financial statements or accounting policies.

     (r) The Committee shall review with the Corporation's general counsel any legal matters that may have a material impact on the financial statements or the compliance policies of the Corporation and its subsidiaries, and any material reports or inquiries received by the Corporation or any of its subsidiaries from regulators or governmental agencies.

     (s) The Committee shall exercise such other powers and perform such other duties and responsibilities as are incidental to the purposes, duties and responsibilities specified herein and as may from time to time be delegated to the Committee by the Board.

5.  AUTHORITY AND RESOURCES

     The Committee may, without further approval by the Board, obtain such advice and assistance, including, without limitation, the performance of special audits, reviews and other procedures, from outside accounting, legal or other advisors as the Committee determines to be necessary or advisable in connection with the discharge of its duties and responsibilities hereunder. Any accounting, legal or other advisor retained by the Committee may, but need not, be in the case of an outside accountant, the same accounting firm employed by the Corporation for the purpose of rendering or issuing an audit report on the Corporation's annual financial statements, or in the case of an outside legal or other advisor, otherwise engaged by the Corporation for any other purpose.

     The Corporation shall pay to the independent auditor employed by the Corporation for the purpose of rendering or issuing an audit report and to any outside accounting, legal or other advisor retained by the Committee pursuant to the preceding paragraph such compensation, including, without limitation, usual and customary expenses and charges, as shall be determined by the Committee.

                         THE GENERAL CHEMICAL GROUP INC.
                          ANNUAL MEETING, MAY 12, 2003
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Messrs. Paul M. Meister, Todd M. DuChene and John D. Sanford each with power of substitution, are hereby authorized to vote all shares of common stock of The General Chemical Group Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of The General Chemical Group Inc. to be held on Monday, May 12, 2003, and at any adjournments, as specified on the reverse side.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

    (Please Mark This Proxy and Sign and Date It on the Reverse Side Hereon
                    and Return It in the Enclosed Envelope.)


    ADDRESS CHANGE/COMMENTS (MARK THE CORRESPONDING BOX ON THE REVERSE SIDE)



                            * FOLD AND DETACH HERE *

                                                     Please
                                                     Mark Here               [ ]
                                                     for Address
                                                     Change or
                                                     Comments
                                                     SEE REVERSE SIDE



1. Election of Directors with terms
   expiring at the Annual Meeting
   in 2003.

                        FOR all nominees                 WITHHOLD AUTHORITY
                     listed below (except as               to vote for all
                     marked to the contrary)            nominees listed blow
                              [ ]                                [ ]


Nominees: 01 Paul M. Montrone, 02 Paul M. Meister,
          03 Philip E. Beekman, 04 John M. Kehoe, Jr.,
          05 Gerald J. Lewis and 06 Steven Shulman

        (Instructions: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)



2. Ratify the appointment of Deloitte & Touche LLP as independent public auditors of the Company for the current fiscal year.

                        FOR              AGAINST                ABSTAIN
                        [ ]                [ ]                     [ ]

3. In their discretion, on such other business as may properly come before the meeting.


        A MAJORITY (OR IF ONLY ONE, THEN THAT ONE) OF THE ABOVE PERSONS OR THEIR SUBSTITUTES WHO SHALL BE PRESENT AND ACTING AT THE MEETING SHALL HAVE THE POWERS CONFERRED HEREBY.

        Dated:                                                , 2003
              ------------------------------------------------

        ------------------------------------------------------------
                              Signature

        ------------------------------------------------------------
                              Signature

        Signature of Stockholder(s) - please sign name exactly as imprinted (do not print). Please indicate any change of address.

        NOTE: Executors, administrators, trustees and others signing in a representative capacity should indicate the capacity in which they sign. If shares are held jointly, EACH holder should sign.




                 PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY.

                            * FOLD AND DETACH HERE *